Exhibit 4.7

Number

WARRANTS

THIS WARRANT SHALL BE NULL AND VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

SRIVARU HOLDING LIMITED

Formed under the Law of the Cayman Islands

CUSIP

WARRANT CERTIFICATE

This Warrant Certificate certifies that ______________________, or registered assigns, is the registered holder of ____________ warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase _________ ordinary shares, $0.[01] par value per share, of SRIVARU Holding Limited (the “Company”).

Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of ordinary shares of fully paid and non-assessable as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or to the extent applicable through a “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each Warrant is initially exercisable for one fully paid and non-assessable ordinary share. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in an ordinary share, the Company will, upon exercise, round down to the nearest whole number of the number of ordinary shares to be issued to the holder. The number of ordinary shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

The initial Exercise Price per ordinary share for any whole Warrant is equal to $11.50 per whole share. Only whole Warrants may be exercised. The Exercise Price is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become null and void. The Warrants may be redeemed, subject to certain conditions, as set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

Upon any exercise of the Warrant for less than the total number of ordinary shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of ordinary shares in respect of which the Warrant has not been exercised.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company. This Warrant Certificate shall be governed by and construed in accordance with the law of the State of New York.

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive ordinary shares of the Company and are issued or to be issued pursuant to a Warrant Agreement dated as of , 2022 (the “Warrant Agreement”), duly executed and delivered by the Mobiv Acquisition Corp (“MOBV”) to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (or successor warrant agent) (collectively, the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, MOBV, the Company (as assignee of MOBV) and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. The Warrant Agreement was duly assigned to and assumed by the Company from MOBV pursuant to the Assignment & Assumption Agreement dated ________, 2023, between the Company, MOBV and the Warrant Agent (the “Assignment”). A copy of the Assignment and the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of Election to Purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the designated office(s) of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the ordinary shares to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the ordinary shares is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of ordinary shares issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If upon exercise of a Warrant the holder thereof would be entitled to receive a fractional interest in an ordinary share, the Company shall, upon exercise, round down to the nearest whole number of ordinary shares to be issued to the holder of the Warrant.

The Company reserves the right to call the Warrant at any time prior to its exercise with a notice of call in writing to the holders of record of the Warrant, pursuant to the terms set forth in the Warrant Agreement.

Warrant Certificates, when surrendered at the designated office(s) of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office(s) of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charges imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To be Executed upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ____________ ordinary shares and herewith tenders payment for such ordinary shares to the order of SRIVARU Holding Limited (the “Company”) in the amount of $_____________ in accordance with the terms hereof. The undersigned requests that a certificate for such ordinary shares be registered in the name of _______________________, whose address is _________________________ and that such ordinary shares be delivered to whose address is _____________________________________ .

If said number of ordinary shares is less than all of the ordinary shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such ordinary shares be registered in the name of_______________________________________, whose address is ___________, and that such Warrant Certificate be delivered to ______________________________, whose address is ______________________________________________.

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6.1 or Section 6.2 of the Warrant Agreement and the Company has required cashless exercise pursuant to Sec. 6.3 of the Warrant Agreement, the number of ordinary shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) and Section 6.3 of the Warrant Agreement.

In the event that the Warrant is a Private Placement Warrant or Working Capital Warrant that is to be exercised on a “cashless” basis pursuant to subsection 3.3.1 I of the Warrant Agreement, the number of ordinary shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of ordinary shares that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of ordinary shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following:

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive ordinary shares.

If said number of ordinary shares is less than all of the ordinary shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such ordinary shares be registered in the name of _____________________________, whose address is ______________________________, and that such Warrant Certificate be delivered to __________________________________, whose address is ___________________________.

Dated:
(legal signature)

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings & loan associations and credit unions with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 (or any successor rule) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.